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                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


Piedmont Natural Gas Company, Inc.:

We consent to the incorporation by reference in Registration Statement No. 33-61093 on Form S-8, in Registration Statement No. 333-34433 on Form S-8, in Registration Statement No. 333-34435 on Form S-8, in Registration Statement No. 333-86263 on Form S-3, in Registration Statement No. 333-62222 on Form S-3, in Registration Statement No. 333-76138 on Form S-8, and in Registration Statement No. 333-76140 on Form S-8 of our report dated December 12, 2002, appearing in the Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc. for the year ended October 31, 2002.



/s/ DELOITTE & TOUCHE LLP


Charlotte, North Carolina
January 22, 2003